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                                                                     EXHIBIT 5.2

                                LATHAM & WATKINS
                                ATTORNEYS AT LAW
                        650 TOWN CENTER DRIVE, SUITE 2000
                        COSTA MESA, CALIFORNIA 92626-I925
                            TELEPHONE (7I4) 540-I235
                               FAX (7I4) 755-8290

                                 October 5, 1998

                                                            File No. 025233-0003

Pan Pacific Retail Properties, Inc.
1631-B South Melrose Drive
Vista, California  92083

               Re:    $400,000,000 Aggregate Offering Price of
                      Securities of Pan Pacific Retail Properties, Inc.
                      -------------------------------------------------

Gentlemen:

               We have acted as special counsel for Pan Pacific Retail Properties, Inc. (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), by the Company of up to $400,000,000 aggregate offering price of one or more series or classes of (i) debt securities ("Debt Securities"), (ii) shares of common stock, $0.01 par value per share (the "Common Stock"), (iii) shares of preferred stock , $0.01 par value per share (the "Preferred Stock"), (iv) shares of Preferred Stock represented by Depositary Shares (the "Depositary Shares"), and (v) warrants to purchase shares of Common Stock or Preferred Stock (the "Warrants"). Except as otherwise expressly indicated, the term Registration Statement shall include all documents incorporated or deemed to be included by reference therein.

               The Debt Securities will be issued under one or more indentures, each in the form filed as an exhibit to the Registration Statement (each, an Indenture) between the Company and one or more trustees (each, a "Trustee"). This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company as to factual matters.




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Pan Pacific Retail Properties, Inc.
October 5, 1998
Page 2


               In our capacity as the Company's counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion, except where a statement is qualified as to knowledge or information or awareness, in which case we have not undertaken any independent investigation to determine the accuracy of any such statement except as otherwise expressly indicated. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

               We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

               Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Company and a Trustee execute and deliver an Indenture and the specific terms of a particular Debt Security have been duly authorized and established in accordance with the Indenture, and the Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, the Debt Security will constitute the valid and binding obligation of the Company.

               In connection with the foregoing opinion, we have assumed that, at or prior to the time of the delivery of any Debt Security, (i) the Board of Directors of the Company shall have duly established the terms of the Debt Security and duly authorized the issuance and sale of the Debt Security, in each case in accordance with Maryland law, and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded;
(iii) the applicable Indenture, if any, shall have been duly authorized, executed and delivered in accordance with Maryland law and the applicable Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended; (iv) there will not have occurred any change in law affecting the validity or enforceability of the Debt Security; and (v) the Debt Security is unsecured. We have also assumed that none of the terms of any Debt Security to be established subsequent to the date hereof, nor the issuance and delivery of the Debt Security, nor the compliance by the Company with the terms of the Debt Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.



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Pan Pacific Retail Properties, Inc.
October 5, 1998
Page 3


               The foregoing opinion is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indenture; and (v) we express no opinion with respect to whether acceleration of the Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

               To the extent the obligations of the Company under the Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that the Trustee under the Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

               This opinion is rendered only to you for submission to the Commission as an exhibit to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

               We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name therein.

                                               Very truly yours,

                                               /s/ LATHAM & WATKINS
                                               ---------------------------------
                                                   Latham & Watkins